Exhibit 99.1
For immediate release

Beyond Meat® Reports Fourth Quarter and Full Year 2019 Financial Results

Fourth Quarter 2019 Net Revenues Increase 212% Year-Over-Year to $98.5 Million
Fourth Quarter 2019 Gross Profit Improved to $33.5 Million or 34.0% Gross Margin
Company Provides Full Year 2020 Outlook

EL SEGUNDO, Calif.- February 27, 2020 (GLOBE NEWSWIRE)-Beyond Meat, Inc. (NASDAQ:BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights Compared to Prior Year Period

•	Net revenues were $98.5 million, an increase of 212%, compared to net revenues of $31.5 million in the year-ago period;

•	Gross profit was $33.5 million, or 34.0% of net revenues, compared to gross profit of $7.9 million, or 25.0% of net revenues, in the year-ago period;

•	Net loss was $0.5 million, or $0.01 per common share, compared to net loss of $7.5 million, or $1.10 per common share in the year-ago period; and

•	Adjusted EBITDA, which is a non-GAAP financial measure, was $9.5 million compared to an Adjusted EBITDA loss of $3.8 million in the year-ago period.

Full Year 2019 Financial Highlights Compared to Prior Year

•	Net revenues were $297.9 million, an increase of 239%, compared to net revenues of $87.9 million in the prior year;

•	Gross profit was $99.8 million, or 33.5% of net revenues, compared to gross profit of $17.6 million, or 20.0% of net revenues, in the prior year;

•	Net loss was $12.4 million, or $0.29 per common share, compared to net loss of $29.9 million, or $4.75 per common share in the prior year; and

•	Adjusted EBITDA, which is a non-GAAP financial measure, was $25.3 million compared to an Adjusted EBITDA loss of $19.3 million in the prior year.

See “Non-GAAP Financial Measures” below for how Beyond Meat defines Adjusted EBITDA and the financial table that accompanies this release for a reconciliation of this measure to the closest comparable GAAP measure.

“Our outstanding fourth quarter and full-year 2019 results are a testament to the vitality of the movement that we continue to lead," said Ethan Brown, Beyond Meat's President and Chief Executive Officer. "With our simple objective of building a perfect piece of meat from plants, our greater mission is much larger than us and seeks to address some of the key challenges of our time—improving health and nutrition, enhancing the sustainability of our global food supply, while lowering our environmental impact, and promoting animal welfare.”

Fourth Quarter 2019
Net revenues increased 212% to $98.5 million in the fourth quarter of 2019 compared to $31.5 million in the fourth quarter of 2018. Growth in net revenues in the fourth quarter of 2019 was primarily due to an increase in volume sold in Beyond Meat’s Fresh platform products across Retail, and Restaurant and Foodservice channels. Growth in volume sold was driven by increased sales to international customers, expansion in the number of points of distribution, including new strategic customers, higher sales velocities at existing customers, and contribution from new products introduced in 2019.

	(Unaudited)
	Three Months Ended December 31,		Change		Year Ended December 31,		Change
(in thousands)	2019	2018	Amount	%	2019	2018	Amount	%
Net revenues:
Gross Fresh Platform	$102,062	$30,156	$71,906	238.4%	$306,585	$81,686	$224,899	275.3%
Gross Frozen Platform	3,614	4,347	(733)	(16.9)%	17,772	15,896	1,876	11.8%
Less: Discounts	(7,197)	(2,989)	(4,208)	140.8%	(26,460)	(9,648)	(16,812)	174.3%
Net revenues	$98,479	$31,514	$66,965	212.5%	$297,897	$87,934	$209,963	238.8%

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
(in thousands)	2019	2018	Amount	%	2019	2018	Amount	%
Net revenues:
Retail	$40,645	$13,606	$27,039	198.7%	$144,809	$50,779	$94,030	185.2%
Restaurant and Foodservice	57,834	17,908	39,926	223.0%	153,088	37,155	115,933	312.0%
Net revenues	$98,479	$31,514	$66,965	212.5%	$297,897	$87,934	$209,963	238.8%
Gross profit was $33.5 million, or 34.0% of net revenues, in the fourth quarter of 2019, compared to $7.9 million, or 25.0% of net revenues, in the year-ago period. The increase in gross profit and gross margin was primarily due to an increase in the volume of products sold, production efficiency improvements, and more favorable mix as the Company’s Fresh platform contributed a greater proportion of gross revenues in the fourth quarter of 2019 compared to the year-ago period. Temporary disruptions related to capacity expansion projects at two co-manufacturing partners’ plants partially offset the year-over-year improvements in gross margin in the fourth quarter of 2019 and contributed to the sequential decline in gross margin relative to the third quarter of 2019.

Loss from operations in the fourth quarter of 2019 was $0.9 million compared to a loss from operations of $7.1 million in the fourth quarter of the prior year. The narrowed loss from operations in the fourth quarter of 2019 was driven by the year-over-year increase in gross profit, partially offset by higher operating expenses primarily to support the Company’s marketing initiatives, higher stock-based compensation costs, higher restructuring expense, continued investment in innovation, and increased administrative costs associated with being a public company.

Net loss was $0.5 million in the fourth quarter of 2019 compared to a net loss of $7.5 million in the year-ago period. The reduction in net loss was primarily the result of the increase in net revenues and gross profit compared to the fourth quarter of 2018.

Adjusted EBITDA was $9.5 million, or 9.7% of net revenues, in the fourth quarter of 2019 compared to an Adjusted EBITDA loss of $3.8 million, or (11.9%) of net revenues, in the fourth quarter of 2018. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, the closest comparable GAAP measure, at the end of this release.

Chief Financial Officer and Treasurer, Mark Nelson commented, “We are pleased with our strong financial results and operating performance in 2019. In 2020, we seek to build on this foundation while continuing to prioritize aggressive growth by increasing our intensity with respect to our marketing and R&D initiatives, and accelerating our global expansion plans to capitalize on our strong positive momentum.”

Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $276.0 million as of December 31, 2019 and total outstanding debt was $30.6 million. Net cash used in operating activities was $47.0 million for the year ended December 31, 2019, compared to $37.7 million for the prior year. Capital expenditures totaled $23.8 million for the year ended December 31, 2019 compared to $22.2 million for the prior year.

2020 Outlook
For the full year 2020, the Company is providing the following guidance and expects:

•	Net revenues in the range of $490 million to $510 million, an increase of 64% to 71% from 2019;

•	Gross margin in the range of 33% to 35%; and

•	Adjusted EBITDA as a % of net revenues approximately equivalent to 2019 levels, as the Company anticipates accelerated investments in marketing, R&D and international expansion initiatives in 2020.

The Company’s 2020 Outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for net income, the most directly comparable GAAP measure, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast with an accompanying presentation to discuss these results with additional comments and details today at 4:30 p.m. Eastern, 1:30 p.m. Pacific. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com. Investors interested in participating in the live call can dial 866-221-1171 from the U.S. or 270-215-9602 from international locations. A telephone replay will be available approximately two hours after the call concludes through Friday, March 13, 2020, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 3888678.

About Beyond Meat

Beyond Meat, Inc. (NASDAQ: BYND) is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based meats. Founded in 2009, Beyond Meat has a mission of building meat directly from plants, an innovation that enables consumers to experience the taste, texture and other sensory attributes of popular animal-based meat products while enjoying the nutritional and environmental benefits of eating its plant-based meat products. Beyond Meat’s brand commitment, “Eat What You Love™,” represents a strong belief that by eating its portfolio of plant-based meats, consumers can enjoy more, not less, of their favorite meals, and by doing so, help address concerns related to human health, climate change, resource conservation and animal welfare. Beyond Meat’s portfolio of fresh and frozen plant-based proteins are currently sold at approximately 77,000 retail and restaurant and foodservice outlets in more than 65 countries worldwide. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter.

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including our outlook with respect to net revenues, gross margin and Adjusted EBITDA as a % of net revenues, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,”

“expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, estimates of our expenses, future revenues, capital requirements and our needs for additional financing; our ability to effectively manage our growth; our estimates of the size of market opportunities; our ability to effectively expand our manufacturing and production capacity; our ability to accurately forecast demand for our products and manage our inventory; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations; the effects of increased competition from our market competitors and new market entrants; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic restaurant and foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high quality, raw materials to manufacture our products; the availability of pea protein that meets our standards; our ability to diversify the protein sources used for our products; the volatility associated with ingredient and packaging costs; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; changes in the tastes and preferences of our consumers; our ability to accurately predict taste preferences and purchasing habits of consumers in new geographic markets; our ability to accurately predict consumer trends and demand and successfully introduce and commercialize new products and improve existing products; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation; the attraction and retention of qualified employees and key personnel; the effects of natural or man-made catastrophic events particularly involving our or any of our co-manufacturers’ manufacturing facilities or our suppliers’ facilities; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreak, such as the recent coronavirus (COVID-19) outbreak, including on our ability to expand in new geographic markets or the timing of such expansion efforts; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and plant-based industry category; the effectiveness of our internal controls; changes in laws and government regulation affecting our business, including Food and Drug Administration governmental regulation and state regulation; changes in laws, regulations or policies of governmental agencies or regulators relating to the labeling of our products; the impact of adverse economic conditions; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and restaurant and foodservice customers; and their future decisions regarding their relationships with us;
the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws and regulations; seasonality; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness; economic conditions and the impact on consumer spending; outcomes of legal or administrative proceedings; foreign exchange fluctuations; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology and intellectual property adequately; and the risks discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2019 filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2019, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Availability of Information on Beyond Meat’s Website and Social Media Channels

Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter).  The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of our webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow our social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Request Email Alerts" in the "Investors" section of Beyond Meat’s website at www.investors.beyondmeat.com/investor-relations.

Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Katie Turner
646-277-1228
Katie.turner@icrinc.com

BEYOND MEAT, INC.
Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net revenues	$98,479	$31,514	$297,897	$87,934
Cost of goods sold	65,018	23,651	198,141	70,360
Gross profit	33,461	7,863	99,756	17,574

Research and development expenses	5,989	3,320	20,650	9,587
Selling, general and administrative expenses	27,090	11,328	74,726	34,461
Restructuring expenses	1,309	345	4,869	1,515
Total operating expenses	34,388	14,993	100,245	45,563
Loss from operations	(927)	(7,130)	(489)	(27,989)

Other income (expense), net:
Interest expense	(742)	(740)	(3,071)	(1,128)
Remeasurement of warrant liability	—	133	(12,503)	(1,120)
Other, net	1,205	286	3,629	352
Total other income (expense), net	463	(321)	(11,945)	(1,896)

Loss before taxes	(464)	(7,451)	(12,434)	(29,885)
Income tax (benefit) expense	(12)	1	9	1
Net loss	$(452)	$(7,452)	$(12,443)	$(29,886)
Net loss per share available to common stockholders—basic and diluted	$(0.01)	$(1.10)	$(0.29)	$(4.75)
Weighted average common shares outstanding—basic and diluted	61,229,539	6,774,646	42,274,777	6,287,172

BEYOND MEAT, INC.
Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$275,988	$54,271
Accounts receivable	40,080	12,626
Inventory	81,596	30,257
Prepaid expenses and other current assets	5,930	5,672
Total current assets	403,594	102,826
Property, plant, and equipment, net	47,474	30,527
Other non-current assets, net	855	396
Total assets	$451,923	$133,749
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$26,923	$17,247
Wages payable	1,768	1,255
Accrued bonus	4,129	2,312
Accrued expenses and other current liabilities	3,805	2,391
Short-term borrowings under revolving credit line and bank term loan	11,000	—
Short-term capital lease liabilities	72	44
Stock warrant liability	—	1,918
Total current liabilities	47,697	25,167
Long-term liabilities:
Revolving credit line	—	6,000
Long-term portion of bank term loan, net	14,637	19,388
Equipment loan, net	4,932	5,000
Capital lease obligations and other long-term liabilities	567	404
Total long-term liabilities	$20,136	$30,792
Commitments and Contingencies
Convertible preferred stock	$—	$199,540
Stockholders’ equity (deficit):
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.0001 per share—500,000,000 shares and 58,669,600 shares authorized at December 31, 2019 and December 31, 2018, respectively; 61,576,494 and 6,951,350 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	6	1
Additional paid-in capital	526,199	7,921
Accumulated deficit	(142,115)	(129,672)
Total stockholders’ equity (deficit)	$384,090	$(121,750)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$451,923	$133,749

BEYOND MEAT, INC.
Statements of Cash Flows
(In thousands)
(unaudited)
	Year Ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net loss	$(12,443)	$(29,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,106	4,921
Share-based compensation expense	12,807	2,241
Loss on sale of fixed assets	93	76
Amortization of debt issuance costs	181	109
Change in preferred and common stock warrant liabilities	12,503	1,120

Net change in operating assets and liabilities:
Accounts receivable	(27,454)	(9,045)
Inventories	(51,339)	(22,113)
Prepaid expenses and other assets	(2,362)	325
Accounts payable	10,149	10,455
Accrued expenses and other current liabilities	2,743	3,798
Long-term liabilities	21	278
Net cash used in operating activities	$(46,995)	$(37,721)

Cash flows used in investing activities:
Purchases of property, plant and equipment	$(23,795)	$(22,228)
Proceeds from sale of fixed assets	—	67
Purchases of property, plant and equipment held for sale	(2,123)	(1,022)
Proceeds from sale of assets held for sale	299	—
Payment of security deposits	(545)	(59)
Net cash used in investing activities	$(26,164)	$(23,242)

Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of issuance costs	$254,868	$—
Proceeds from issuance of common stock pursuant to the secondary public offering, net of issuance costs	37,394	—
Proceeds from Series H preferred stock offering, net of offering costs	—	49,999
Proceeds from Series G preferred stock offering, net of offering costs	—	1,347
Proceeds from revolving credit line	—	6,000
Proceeds from term loan borrowing	—	20,000
Proceeds from equipment loan borrowing	—	5,000

BEYOND MEAT, INC.
Statements of Cash Flows
(In thousands)
(unaudited)
	Year Ended
	December 31, 2019	December 31, 2018
Proceeds from payoff of notes receivable for restricted stock purchase	—	951
Repayments on revolving credit line	—	(2,500)
Repayment on term loan	—	(1,000)
Repayment of Missouri Note	—	(1,450)
Payments of capital lease obligations	(55)	(153)
Proceeds from exercise of stock options	2,669	1,369
Proceeds from sale of restricted stock	—	2
Payments of deferred offering costs	—	(2,415)
Debt issuance costs	—	(437)
Payment for repurchase of common stock	—	(514)
Net cash provided by financing activities	$294,876	$76,199
Net increase in cash and cash equivalents	$221,717	$15,236
Cash and cash equivalents at the beginning of the period	54,271	39,035
Cash and cash equivalents at the end of the period	$275,988	$54,271

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$3,019	$924
Taxes	$9	$4
Non-cash investing and financing activities:
Capital lease obligations for the purchase of property, plant and equipment	$225	$85
Issuance of convertible preferred stock warrants in connection with debt	$—	$248
Non-cash additions to property, plant and equipment	$1,418	$1,146
Offering costs, accrued not yet paid	$—	$745
Reclassification of warrant liability to additional paid-in capital in connection with the initial public offering	$14,421	$—
Conversion of convertible preferred stock to common stock upon initial public offering	$199,540	$—

Non-GAAP Financial Measures
Beyond Meat uses the following non-GAAP financial measures in assessing its operating performance and in its financial communications:
“Adjusted EBITDA” is defined as net income (loss) adjusted to exclude, when applicable, income tax expense, interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, inventory losses from termination of an exclusive supply agreement with a co-manufacturer, costs of termination of an exclusive supply agreement with the same co-manufacturer, and expenses primarily associated with the conversion of our convertible notes and remeasurement of our preferred stock warrant liability and common stock warrant liability.
“Adjusted EBITDA as a % of net revenues” is defined as Adjusted EBITDA divided by net revenues.
We use Adjusted EBITDA and Adjusted EBITDA as a % of net revenues because they are important measures upon which our management assesses our operating performance. We use Adjusted EBITDA and Adjusted EBITDA as a % of net revenues as key performance measures because we believe these measures facilitate operating performance comparison from period-to-period by excluding potential differences primarily caused by the impact of restructuring, asset depreciation and amortization, non-cash share-based compensation and non-operational charges including the impact to cost of goods sold and selling, general and administrative expenses related to the termination of an exclusive co-manufacturing agreement, early extinguishment of convertible notes and remeasurement of warrant liability. Because Adjusted EBITDA and Adjusted EBITDA as a % of net revenues facilitate internal comparisons of our historical operating performance on a more consistent basis, we also use these measures for our business planning purposes. In addition, we believe Adjusted EBITDA and Adjusted EBITDA as a % of net revenues are widely used by investors, securities analysts, ratings agencies and other parties in evaluating companies in our industry as a measure of our operational performance.
There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP measure. Some of these limitations are:

•
Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;

•	Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;

•	Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;

•	Adjusted EBITDA does not reflect share-based compensation expenses and therefore does not include all of our compensation costs;

•	Adjusted EBITDA does not reflect other income (expense) that may increase or decrease cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

These non-GAAP financial measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.
The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Year Ended
(in thousands)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net loss, as reported	$(452)	$(7,452)	$(12,443)	$(29,886)
Income tax (benefit) expense	(12)	1	9	1
Interest expense	742	740	3,071	1,128
Depreciation and amortization expense	2,126	1,875	8,106	4,921
Restructuring expenses(1)	1,309	345	4,869	1,515
Share-based compensation expense	7,000	1,151	12,807	2,241
Remeasurement of warrant liability	—	(133)	12,503	1,120
Other, net	(1,205)	(286)	(3,629)	(352)
Adjusted EBITDA	$9,508	$(3,759)	$25,293	$(19,312)
Net loss as a % of net revenues	(0.5)%	(23.6)%	(4.2)%	(34.0)%
Adjusted EBITDA as a % of net revenues	9.7%	(11.9)%	8.5%	(22.0)%
_____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.